UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2020

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders for fiscal year 2020, held on Wednesday, May 27, 2020, the following matters were submitted to a vote of the shareholders:

Proposal One: Election of Trustees

Trustee Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	173,997,920	5,701,052	15,405	5,314,720
Fred W. Boehler	178,918,794	780,558	15,025	5,314,720
Kelly H. Barrett	178,923,021	775,529	15,827	5,314,720
Antonio F. Fernandez	174,059,858	5,637,018	17,501	5,314,720
James R. Heistand	178,907,850	789,102	17,425	5,314,720
Michelle M. MacKay	173,760,147	5,938,306	15,924	5,314,720
David J. Neithercut	178,606,219	1,090,731	17,427	5,314,720
Mark R. Patterson	152,838,256	25,494,603	1,381,518	5,314,720
Andrew P. Power	178,906,918	789,861	17,598	5,314,720

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
178,233,503	1,440,477	40,397	5,314,720

Proposal Three: Vote to Approve the Americold Realty Trust 2020 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
179,610,948	82,494	20,935	5,314,720

Proposal Four: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
183,303,986	1,661,490	63,621

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 28, 2020

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President